UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 3, 2006

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

    On March 3, 2006, George Paz, President, Chief Executive Officer, and Director of Express Scripts, Inc. (the “Company”), adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.  Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Mr. Paz’s plan provides for the sale of up to 151,200 shares of the Company’s stock issuable upon the exercise of previously granted stock options.  Attached is Exhibit 99.1, which is a copy of the Company’s related press release.

    Also on March 3, 2006, two members of the Board of Directors, Samuel Skinner, and John O. Parker, and three members of management of the Company, Edward Ignaczak, Douglas Porter, and Larry Zarin, each adopted prearranged trading plans under Rule 10b5-1.  Mr. Skinner’s plan provides for the sale of up to 14,000 shares of the Company’s stock issuable upon the exercise of previously granted stock options.  Mr. Parker’s plan provides for the sale of up to 12,000 shares of the Company’s stock issuable upon the exercise of previously granted stock options, and is in addition to a plan previously adopted in December, 2005.  Mr. Ignaczak’s plan provides for the sale of up to 31,086 shares of the Company’s stock issuable upon the exercise of previously granted stock options, and Mr. Porter’s plan provides for the sale of up to 30,700 shares of the Company’s stock issuable upon the exercise of previously granted stock options.  Mr. Zarin’s plan provides for the sale of up to 25,000 shares of the Company’s stock issuable upon the exercise of previously granted stock options, and is in addition to a plan previously adopted in December, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
Date: March 3, 2006	By: /s/ Thomas M. Boudreau Thomas M. Boudreau Senior Vice President and General Counsel